UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 18, 2010, CDEX, Inc. (“Company”) entered into a Securities Purchase Agreement, as of February 15, 2010, with the Company’s largest creditor, GEMINI MASTER FUND, LTD., a Cayman Islands company and with three other investors including an entity controlled by our CEO, Malcolm H. Philips, Jr. which includes an initial cash infusion of $450,000 with an opportunity for additional investment and a restructuring of the June 25, 2008 Senior Convertible Note held by GEMINI MASTER FUND, LTD.

Forms of the Securities Purchase Agreement, the 10% Senior Convertible Note, the Security Agreement and the Lock-up Agreement are filed as Exhibit 10.1 through Exhibit 10.4  with this Current Report on Form 8-K and are incorporated herein; the summary of this document set forth above is qualified by reference to such exhibits.

The Company announced this Financial Restructuring Plan in a press release dated February 19, 2010 that is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 19, 2010, the Company announced that its Board of Directors has appointed Carmen Conicelli as its new Chairman. Mr. Conicelli, the current CFO of Edmund Optics, Inc., joined the Board in 2008 with over 30 years of industry financial experience and a strong focus in the international community.

The Company announced this change in a press release dated February 19, 2010 that is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement as of February 15, 2010
10.2	Form of 10% Senior Convertible Note
10.3	Form of Security Agreement
10.4	Form of Lock-up Agreement
99.1	Press Release, dated February 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: February 22, 2010	By:	/s/ Stephen McCommon
Stephen McCommon, CFO